                                 AGREEMENT

     This Agreement ("Agreement") dated as of February 10, 1999 among Government Technology Services, Inc., a Delaware corporation ("GTSI"), BTG, Inc., a Virginia corporation ("BTG"), BTG Technology Systems, Inc., a Virginia corporation ("BTG Systems"), and Concept Automation, Inc. of America, a Virginia corporation ("Concept Automation" and, together with BTG and BTG Systems, the "BTG Group"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement dated as of February 12, 1998 among GTSI and the BTG Group (the "Purchase Agreement").

                           W I T N E S S E T H:

     WHEREAS, pursuant to the Purchase Agreement, GTSI purchased substantially all of the assets of the Division;

     WHEREAS, concurrently with the execution of the Purchase Agreement, GTSI and the BTG Group entered into certain ancillary agreements, including the Escrow Agreement, Trademark License Agreement, Database and Software Agreement, Standstill Agreement, Transition Services Agreement, Lockbox Agreement, Sales Commission and Bonus Agreement, Royalty Subcontracts, Novation Subcontracts, Novation Agreements, Warehouse Sublease Agreement, Chattanooga Sublease Agreement and Assignment and Assumption of the Germany Lease (collectively, with the Purchase Agreement, the "Transaction Documents");

     WHEREAS, GTSI and BTG entered into a letter agreement last dated as of May 18, 1998 (the "Letter Agreement"), which superceded Section 2.10(c) and 2.10(d) of the Purchase Agreement and resolved issues regarding the disposition of certain BTG Surplus Inventory (as defined therein); and

     WHEREAS, certain disagreements have arisen among the parties regarding their respective rights and obligations under certain Transaction Documents and, to resolve such disagreements, the parties desire to modify and clarify such rights and obligations in the manner set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the agreements set forth herein, the parties hereto hereby agree as follows:

Article I

Definitions; Closing

     Section 1.01.  Definitions

     (a) The following terms used herein shall have the following meanings:

     "Affiliate" means with respect to any Person, any Person now or hereafter controlling, controlled by or under common control with such Person.

     "Ancillary Agreements" means the Royalty Subcontract Amendment, the Royalty Novation Agreement and the Stock Transfer Agreement dated the date hereof between GTSI and BTG.

     "Common Stock" means common stock, par value $.005 per share, of GTSI.

     "Escrow Funds" means the $800,000 cash plus interest accrued thereon currently on deposit with the Escrow Agent in accordance with the Escrow Agreement.

     "Escrow Shares" means the 300,000 shares of Common Stock currently held by the Escrow Agent in accordance with the Escrow Agreement.

     "Knowledge" means (i) with respect to GTSI, the actual knowledge of the persons listed on Schedule 1.01(a) and (ii) with respect to any member of the BTG Group, the actual knowledge of the persons listed on Schedule 1.01(b).

     "Lien" means any adverse claim, restriction on voting or transfer or pledge, lien, mortgage, hypothecation, collateral assignment, charge, encumbrance, easement, covenant, restriction, title defect, encroachment or security interest of any kind.

     "Novated Contracts" means the contracts listed on Attachment A to the Novated Subcontract.

     "Novated Subcontract" means the Subcontract Agreement Under Novated Contracts dated as of February 11, 1998 among GTSI, BTG and Concept Automation.

     "PC-2 Contract" means Contract No. DAAB07-97-D-V002 for the Department of Defense.

     "Person" means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, an unincorporated organization or a government or a department or agency therof.

     "Royalty Contracts" means the Contracts as defined in the Royalty Subcontract.

     "Royalty Novation Agreement" means the Novation Agreement attached hereto as Exhibit 1 which applies to all of the Royalty Contracts other than the PC-2 Contract.

     "Royalty Subcontract" means the Subcontract Agreement Under Royalty Contracts dated as of February 11, 1998 between GTSI and BTG.

     "Royalty Subcontract Amendment" means Modification One to Subcontract Agreement Under Royalty Contracts attached hereto as Exhibit 2.

     "Spare Parts" means the spare parts relating to the PC-2 Contract listed on Schedule 1.01(c).

     (b) The following terms shall have the meanings assigned to such terms in the following Sections:

          Term                          Section

          Agreement                     Recitals
          BTG                           Recitals
          BTG Group                     Recitals
          Closing                       1.02
          GTSI                          Recitals
          GTSI Account                  2.01(a)
          Letter Agreement                   Recitals
          Purchase Agreement                 Recitals
          Released Claims                    6.05
          Transaction Documents              Recitals

     Section 1.02. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Arent Fox Kintner Plotkin & Kahn, PLLC, 1050 Connecticut Avenue, N.W., Washington, D.C. at 10:30 a.m. local time, simultaneously with the execution and delivery of this Agreement and the Ancillary Agreements; provided, however, that the parties intend that the Closing shall deemed to be effective, and the transactions contemplated hereby shall be deemed to occur simultaneously at 5:00 p.m. local time on the date hereof.

Article II

                           Termination of Escrow

     Section 2.01.  Disposition of Escrow Funds and Escrow Shares.

          (a) At the Closing, the parties shall cause the Escrow Agent to deliver the
Escrow Funds to GTSI by wire transfer to a bank account designated by GTSI (the "GTSI Account").

          (b) At the Closing, subject to Section 2.04, the parties shall cause the
Escrow Agent to deliver the Escrow Shares to BTG free and clear of any claims under the Escrow Agreement.

     Section 2.02. Termination of Escrow Agreement. At the Closing, the parties shall deliver written instructions to the Escrow Agent terminating the Escrow Agreement immediately after the Escrow Funds and Escrow Shares are delivered in accordance with Section 2.01.

     Section 2.03. Effect of Termination of Escrow Agreement. Other than the Released Claims, the parties agree that all of GTSI's claims, causes of action and remedies under or otherwise in respect of the Transaction Documents shall remain unchanged.

     Section 2.04. Stock Legend. On the date of the Closing, BTG shall cause the certificates evidencing the Escrow Shares to be tendered to GTSI's transfer agent, First Union National Bank, which shall issue to BTG stock certificates of the same denomination in exchange therefor bearing the following modified legends:

     "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED EXCEPT UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW.

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STANDSTILL AGREEMENT DATED FEBRUARY 12, 1998 BY AND BETWEEN THE CORPORATION AND BTG, INC. AND MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCK TRANSFER AGREEMENT DATED FEBRUARY 10, 1999 BY BTG, INC. AND THE CORPORATION AND MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.


                                Article III

Representations of the BTG Group

     Section 3.01.  Authorization, Binding Obligations and No Conflicts.
     Each
member of the BTG Group has full power and authority to enter into this Agreement and the Ancillary Agreements, as applicable, and to perform the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements, as applicable, have been duly authorized, executed and delivered by each member of the BTG Group and are valid and binding obligations of each such member. The execution, delivery and performance by each member of the BTG Group of this Agreement and the Ancillary Agreements, as applicable, the fulfillment of and compliance with the terms and provisions hereof and thereof, and the consummation by each member of the BTG Group of the transactions contemplated hereby and thereby do not require any consent or approval other than that which has been obtained, conflict with or result in a breach by any member of the BTG Group of any of the terms or provisions of, or constitute a default under, any applicable law, rule, or regulation or any applicable decree, judgment or order of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over any member of the BTG Group, or the certificate of incorporation or bylaws of any such member.

     Section 3.02.  Absence of Litigation.   There is no action, suit,
claim, arbitration, proceeding or investigation, at law or in equity, or before or by any court, arbitrator or governmental authority, pending, or, to the knowledge of any member of the BTG Group, threatened or reasonably anticipated against, affecting or involving any member of the BTG Group, wherein an unfavorable decision, ruling or finding would adversely affect the validity or enforceability of, or the authority or ability of any member of the BTG Group to perform its obligations under, this Agreement.

     Section 3.03. BTG Group's Knowledge. Except as set forth on Schedule 3.03, no member of the BTG Group has Knowledge as of the date of this Agreement of any potential claim of any member of the BTG Group against GTSI with respect to the Transaction Documents, this Agreement, or the Ancillary Agreements.


                                Article IV

                          Representations of GTSI

     Section 4.01.  Authorization, Binding Obligations and No Conflicts.
     GTSI
has full power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by GTSI and is a valid and binding obligation of GTSI. The execution, delivery and performance by GTSI of this Agreement, the fulfillment of and compliance with the terms and provisions hereof, and the consummation by GTSI of the transactions contemplated hereby do not require any consent or approval other than that which has been obtained, conflict with or result in a breach by GTSI of any of the terms or provisions of, or constitute a default under, any applicable law, rule, or regulation or any applicable decree, judgment or order of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over GTSI, or the certificate of incorporation or bylaws of GTSI.

     Section 4.02.  Absence of Litigation.   There is no action, suit,
claim, arbitration, proceeding or investigation, at law or in equity, or before or by any court, arbitrator or governmental authority, pending, or, to the Knowledge of GTSI, threatened or reasonably anticipated against, affecting or involving GTSI, wherein an unfavorable decision, ruling or finding would adversely affect the validity or enforceability of, or the authority or ability of GTSI to perform its obligations under, this Agreement.

     Section 4.03. Title to Spare Parts. GTSI has as of the date of this Agreement good, valid and marketable title to the Spare Parts, free and clear of any Liens.

     Section 4.04. Royalty Contracts. GTSI has the ability as of the date of this Agreement to perform under the Royalty Contracts. The amount payable to BTG as of January 29, 1999 under the Royalty Contracts for work performed through December 31, 1998 (a) excluding accrued amounts which are not yet due and payable, is $914,450.87 (the "Royalty Contract Payment"), and (b) including accrued amounts which are not yet due and payable, is $1,177,763.35. To the Knowledge of GTSI, such amounts are fully collectible.

     Section 4.05. GTSI's Knowledge. Except as set forth on Schedule 4.05, GTSI has no Knowledge as of the date of this Agreement of any potential claim of GTSI against any member of the BTG Group with respect to the Transaction Documents, this Agreement, or the Ancillary Agreements.

                                 Article V

                              Royalty Issues

     Section 5.01. Amendment to Royalty Subcontract; Payment. At the Closing, GTSI and BTG shall execute the Royalty Subcontract Amendment and GTSI shall pay the Royalty Contract Payment to BTG by wire transfer to an account designated by BTG as contemplated by Section 6.08.

     Section 5.02.  Novation of the Royalty Contracts.   At the Closing,
GTSI and BTG shall execute the Royalty Novation Agreement and thereafter will cooperate fully with each other and will use all reasonable efforts to obtain consents to the novation of the Royalty Contracts covered thereby. BTG hereby agrees expeditiously to take all action necessary to request in accordance with FAR Section 42.12 that the U.S. Government execute the Royalty Novation Agreement recognizing GTSI as the successor in interest to the Royalty Contracts covered by the Royalty Novation Agreement. The Royalty Subcontract, as amended by the Royalty Subcontract Amendment, shall remain in place and effective with respect to the Royalty Contracts until novation is obtained and, after such novation, shall remain in place and effective with respect to the PC-2 Contract in accordance with its terms.

                                Article VI

                             Other Agreements

     Section 6.01. Spare Parts. At the Closing, BTG agrees to purchase from GTSI, and GTSI agrees to sell to BTG, the Spare Parts for a purchase price equal to One Dollar ($1.00) payable to GTSI by wire transfer to the GTSI Account as contemplated by Section 6.08. BTG agrees to pay and be responsible for any and all sales, use, transfer and other taxes imposed with respect to such purchase and sale.

     Section 6.02. Outstanding Commercial Invoices. Schedule 6.02 sets forth a list of all of the commercial invoices outstanding as of the date of this Agreement regarding (a) amounts owed to BTG by GTSI and (b) amounts owed to GTSI by BTG. After offsetting these amounts against each other, BTG owes $219,309.26 to GTSI. Such amount owed by BTG shall be offset against amounts owed by GTSI to BTG in calculating the payment due from GTSI to BTG at Closing pursuant to Section 6.08.

     Section 6.03. Future Commerce. GTSI and BTG agree that all future commerce between them shall be on a net 30 basis, unless they agree otherwise in writing with respect to specific transactions.

     Section 6.04. GTSI Board Representation. Effective as of the Closing, (a) Dr. Edward Bersoff shall resign from the GTSI Board of Directors (the "GTSI Board") and (b) the Standstill Agreement shall be amended to delete Article IV thereof, thereby terminating any and all of BTG's rights with respect to the BTG Designee and the Joint Designee as defined therein. Subject to the approval of the GTSI Board on an annual basis in its sole discretion after the Closing, GTSI may to the extent legally permitted to do so invite Dr. Bersoff, as a representative of BTG, as long as BTG owns at least ten percent (10%) of the Common Stock outstanding, to attend all meetings of the GTSI Board (but not committees, subcommittees or special committees of the GSTI Board) in a nonvoting observer capacity and, in this respect, may give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided, and, provided further, that GTSI reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between GTSI and its counsel or would result in disclosure of trade secrets to such representative.

     Section 6.05.  Released Claims.

     (a) Effective as of the Closing, in consideration of the payments and agreements of the BTG Group herein, GTSI, on behalf of itself and its Affiliates, successors and assigns (the "GTSI Releasers"), hereby releases and forever discharges each member of the BTG Group and each of their successors and assigns (collectively, the "BTG Releasees") of and from any and all causes of action, suits, claims, demands, defenses, offsets or recoupment of any kind and nature whatsoever in law or in equity known or unknown which the GTSI Releasers ever had, may have or may in the future have with respect to
(a) the invalidity of any backlog orders listed on Schedule 3.24(a) of the Purchase Agreement, (b) noncompliance with Section 5.03(f) of the Purchase Agreement regarding Returned Products, (c) noncompliance with Section 2.04 of the Purchase Agreement, regarding satisfaction of Retained Liabilities, insofar as such Retained Liabilities pertain to warranty claims and obligations (but not "year 2000" claims and obligations) relating to products and services delivered under the Contracts (other than the PC-2 Contract) on or before the Closing Date as set forth in clause (iii) of the definition of Retained Liabilities in the Purchase Agreement, (d) noncompliance with Section 5.11 of the Purchase Agreement and (e) the matters identified on Schedule 4.05, but only with respect to the period ending on the date of this Agreement and not with respect to any claims which may exist in the future with respect to such matters arising after the date of this Agreement (collectively, the "Released Claims").

     (b) Effective as of the Closing, in consideration of the payments and agreements of
GTSI herein, the BTG Group, on behalf of itself and its Affiliates, successors and assigns (the "BTG Releasers"), hereby releases and forever discharges GTSI and its successors and assigns (collectively, the "GTSI Releasees") of and from any and all causes of action, suits, claims, demands, defenses, offsets or recoupment of any kind and nature whatsoever in law or in equity known or unknown which the BTG Releasers ever had, may have or may in the future have with respect to the matters identified on
Schedule 3.03, but only with respect to the period ending on the date of this Agreement and not with respect to any claims which may exist in the future with respect to such matters arising after the date of this Agreement.

     Section 6.06. Warranty Responsibility; Purchase Agreement Amendment. Except as provided in the Royalty Subcontract Amendment with respect to the PC-2 Contract, GTSI shall assume, effective as of the Closing, all past, present and future warranty responsibility under the Royalty Contracts and the Novated Contracts other than the PC-2 Contract. To this end, effective as of and after the Closing, the Purchase Agreement shall be amended as follows:

          (a) clause (iii) of the definition of Retained Liabilities in
Section 1.01 of the Purchase Agreement shall be amended to read as follows:
"warranty claims and obligations relating to products and services delivered under the PC-2 Contract on or before the Closing Date and "year 2000" compliance claims and obligations relating to products and services delivered under the Contracts on or before the Closing Date;" and

          (b) Section 5.11 of the Purchase Agreement shall be deleted.

     Section 6.07. Surplus Inventory. The parties acknowledge and agree that all issues between them have been resolved regarding payments due or owing for inventory delivered by BTG to GTSI at any time in calendar 1998 which was not included in the definition of Current Inventory and Noncurrent Inventory as defined in the Purchase Agreement. Without limiting the generality of the foregoing, the BTG Group specifically acknowledges that no payments are or will be due and owing from GTSI to BTG with respect to any additional inventory delivered by BTG to GTSI after the date of the Letter Agreement for which BTG has previously submitted an invoice to GTSI in the amount of $182,186.26. The BTG Group further represents and warrants that there is as of the Closing no inventory in its possession or under its control which it will deliver to GTSI and/or for which it will seek payment from GTSI.

     Section 6.08. Closing Payment. After offsetting the amounts owed by the parties to each other pursuant to Sections 5.01, 6.01 and 6.02, it is agreed that GTSI owes the net amount of $695,140.61 to BTG. At the Closing, GTSI agrees to pay $695,140.61 to BTG by wire transfer to the BTG Account.

                                Article VII

                              Miscellaneous

     Section 7.01. Entire Agreement. This Agreement, together with the Ancillary Agreements, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. Except as modified by this Agreement, the provisions of the Transaction Documents shall remain unchanged.

     Section 7.02. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

     if to any member of the BTG Group, to:

          Edward H. Bersoff
          President and Chief Executive Officer
          BTG, Inc.
          3877 Fairfax Ridge Road
          Fairfax, VA 22030
          telecopier: (703) 383-4000

     with a copy to:

          Deborah Fox, Esq.
          General Counsel
          BTG, Inc.
          3877 Fairfax Ridge Road
          Fairfax, VA 22030
          telecopier: (703) 383-4205

     if to GTSI, to:

          M. Dendy Young
          President and Chief Executive Officer
          Government Technology Services, Inc.
          3901 Stonecroft Boulevard
          Chantilly, VA 20151-1010
          telecopier: (703) 222-5217

     with a copy to:

          Gerald P. McCartin
          Arent Fox Kintner Plotkin & Kahn, PLLC
          1050 Connecticut Ave., N.W.
          Washington, DC 20036-5339
          telecopier:  (202) 857-6395

or such other address as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this section and the appropriate telecopy confirmation is received, or (b) if given by any other means, when delivered at the address specified in this Section.

     Section 7.03.  No Waivers.   No failure or delay by any party in
exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 7.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto; provided, however, that, without the prior consent of GTSI, the BTG Group may collaterally assign their rights hereunder, subject to the terms and conditions hereunder and without relieving the BTG Group of any obligation or liability hereunder, to a financing institution or federal lending agency, as used in 31 U.S.C. Section 3527 and 41 U.S.C. Section 15, as security for the BTG Group's obligations to such financing institution or agency.

     Section 7.05. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the Commonwealth of Virginia regardless of the law that might otherwise govern under principles of conflicts of laws applicable thereto, except with respect to matters of corporate law as they apply to GTSI, which shall be governed by the Delaware General Corporation Law.

     Section 7.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     Section 7.07. Expenses. Except as otherwise provided in this Agreement, each party will be solely responsible for such party's legal, accounting, and other costs and expenses associated with the transactions contemplated by this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or an Ancillary Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     Section 7.08. Terms Generally. The definitions in Article I shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Attachments, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Attachments, Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with generally accepted accounting principles.

     Section 7.09.  No Third-Party Beneficiaries.    This Agreement shall
not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

     Section 7.10. Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter (subject to the provisions set forth in Section 7.11), in addition to any other remedy to which it may be entitled, at law or in equity.

     Section 7.11. Jurisdiction. Each of the parties consents to the exclusive jurisdiction of the federal courts of the Eastern District of Virginia for any legal action, suit or proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby, and agrees that any such action, suit, or proceeding may be brought only in such courts. If such forum is not available, each of the parties consents to the exclusive jurisdiction of the Circuit Court of Fairfax County, Virginia, for any such action, suit or proceeding. Each of the parties further waives any objection to the laying of venue for any suit, action or proceeding in such courts. Each of the parties agrees to accept and acknowledge service of any and all process that may be served in any suit, action or proceeding. Each of the parties agrees that any service of process upon it mailed by registered or certified mail, return receipt requested to such party at the address provided in Section 7.02 shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding. Each of the parties agrees to waive any right it might have to a trial by jury in any such suit, action or proceeding.

     Section 7.12. Joint and Several Liability. Notwithstanding anything herein to the contrary, for all purposes of this Agreement (a) each member of the BTG Group hereby agrees that (i) it shall be deemed to have made herein all of the representations and warranties made by all other members of the BTG Group and under the Ancillary Agreements and (ii) it is jointly and severally obligated and liable for the obligations and liabilities of all other members of the BTG Group herein and therein.

     Section 7.13. Further Assurances. Each of the parties shall, without further consideration, use reasonable efforts to execute and deliver to the other such additional documents and take such other action as the other may reasonably request to carry out the intent of this Agreement and the transactions contemplated hereby.

     Section 7.14. Survival. The representations, warranties and covenants of GTSI and the BTG Group contained in this Agreement or any Ancillary Agreement shall survive the Closing.





                    [Signatures on the following page]





     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                         GOVERNMENT TECHNOLOGY SERVICES, INC.,
                         a Delaware corporation

                         By:  /s/ STEPHEN L. WAECHTER
                              -------------------------------
                              Stephen L. Waechter
                              Chief Financial Officer

                         BTG, INC.,
                         a Virginia corporation


                         By:  /s/ EDWARD H. BERSOFF
                              -------------------------------
                              Edward H. Bersoff, President and
                              Chief Executive Officer


                         BTG TECHNOLOGY SYSTEMS, INC.,
                         a Virginia corporation


                         By:  /s/ EDWARD H. BERSOFF
                              -------------------------------
                              Edward H. Bersoff, President and
                              Chief Executive Officer


                         CONCEPT AUTOMATION, INC. OF AMERICA,
                         a Virginia corporation


                         By:  /s/ EDWARD H. BERSOFF
                              -------------------------------
                              Edward H. Bersoff, President and
                              Chief Executive Officer